As filed with the Securities and Exchange Commission on December 19, 2003


                                               Registration No. 333-34992
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                            ____________________

                               POST-EFFECTIVE
                               AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            ____________________


                         FRANKLIN ELECTRIC CO., INC.
           (Exact name of registrant as specified in its charter)

                      INDIANA                         35-0827455
          (State or other jurisdiction of          (I.R.S. Employer
           incorporation or organization)         Identification No.)

                           400 EAST SPRING STREET
                           BLUFFTON, INDIANA 46714
                  (Address of principal executive offices)


              FRANKLIN ELECTRIC CO., INC. AMENDED AND RESTATED
                 1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                          (Full title of the plan)

                             GREGG C. SENGSTACK
        SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                         FRANKLIN ELECTRIC CO., INC.
                           400 EAST SPRING STREET
                           BLUFFTON, INDIANA 46714
                               (260) 824-2900

          (Name, address and telephone number, including area code,
                            of agent for service)

                               WITH A COPY TO:

                               ROBERT J. REGAN
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5500
                            ____________________




                              EXPLANATORY NOTE

        Franklin Electric Co., Inc. (the "Registrant") filed a Registration Statement on Form S-8 on April 18, 2000 (File No. 333-34992) which registered 210,000 shares of Common Stock, par value $.10 per share ("Common Stock"), of the Registrant for issuance pursuant to the Franklin Electric Co., Inc. Amended and Restated 1996 Nonemployee Director Stock Option Plan (the "Plan"). As adjusted to reflect a two-for-one stock split on March 22, 2002, there currently are 334,000 shares of Common Stock available for issuance.

        On December 13, 2002, the Registrant s Board of Directors approved, subject to shareholder approval, the merger of the Plan with and into the Franklin Electric Co., Inc. 1996 Employee Stock Option Plan (the "Option Plan"). The merger was approved by the Registrant s shareholders at its annual meeting of shareholders on April 25, 2003. No future awards will be made under the Plan.

        This Post-Effective Amendment No. 1 to the Registration Statement is filed to deregister the 334,000 shares of Common Stock previously registered. The 334,000 shares deregistered by this Post-Effective Amendment No. 1 are concurrently being registered on a registration statement on Form S-8 for the Option Plan, and the associated registration fee paid by the Registrant to register these shares is being carried forward and applied to the registration fee necessary to register these shares under the Option Plan.




                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment No. 1 to Form S-8 Registration Statement and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bluffton, State of Indiana on this 17th day of December, 2003.

                                 FRANKLIN ELECTRIC CO., INC.



                                 By:  /s/ R. Scott Trumbull
                                      ----------------------------------
                                         R. Scott Trumbull
                                         Chairman of the Board and
                                         Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                 SIGNATURE                                 TITLE                                DATE
                 ---------                                 -----                                ----


     /s/ R. Scott Trumbull                      Chairman of the Board and                 December 17, 2003
     ------------------------------------       Chief Executive Officer
     R. Scott Trumbull                          (Principal Executive Officer)


     /s/ Gregg C. Sengstack                     Senior Vice President, Chief              December 17, 2003
     ------------------------------------       Financial Officer and Secretary
     Gregg C. Sengstack                         (Principal Financial and
                                                Accounting Officer)


     /s/ Jerome D. Brady*                       Director                                  December 17, 2003
     -----------------------------------
     Jerome D. Brady


     /s/ Robert H. Little*                      Director                                  December 17, 2003
     -----------------------------------
     Robert H. Little


     /s/ Patricia Schaefer*                     Director                                  December 17, 2003
     -----------------------------------
     Patricia Schaefer


     /s/ Donald J. Schneider*                   Director                                  December 17, 2003
     -----------------------------------
     Donald J. Schneider







     /s/ Howard B. Witt*                        Director                                  December 17, 2003
     -----------------------------------
     Howard B. Witt



     *By:/s/ Gregg C. Sengstack
         -------------------------------
              Gregg C. Sengstack
              Attorney-In-Fact

